Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934

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   [   ]  Soliciting Material Pursuant to Sections 240.14a-11(c) or 240.14a-12

                                Storage Equities, Inc.
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                   (Name of Registrant as Specified in its Charter)

                    ---------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):
   [   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
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          Item 22(a)(2) of Schedule 14A.
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          1)   Title of each class of securities to which transaction applies:

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          2)   Aggregate number of securities to which transaction applies:

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          3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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          4)   Proposed maximum aggregate value of transaction:

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   Notes:


                             Storage Equities, Inc.


                      Supplement dated November 8, 1995 to
          Proxy Statements dated October 10, 1995 and October 11, 1995



         A purported stockholder class and derivative action complaint was filed on November 2, 1995 in regard to the merger of Public Storage Management, Inc. into the Company (the "Merger") against all of the directors of the Company (Crandon Capital Partners v. Hughes, et al., Case No. BC138405) in the Superior Court of the State of California for the County of Los Angeles (the "Crandon Complaint"). A copy of the complaint was delivered to the Company on November 3, 1995.

         The Crandon Complaint seeks certification of the action as a class action on behalf of plaintiff and all others similarly situated; an accounting by defendants for all alleged damages; declaratory relief, including a declaration that defendants have breached their fiduciary duties to the Company and its shareholders; preliminary and permanent injunctions against implementation of the Merger; compensatory damages in an unspecified amount; an award of costs and attorneys' fees; and such other relief as may be just and proper.

         The Crandon Complaint alleges, among other things, that the defendants breached their fiduciary duties to the Company by impairing shareholders' voting rights through amendment of the Articles of Incorporation; by diluting shareholder equity through the issuance of additional Common Stock; by entrenching the Hughes Family by failing to meaningfully consider alternatives to the Merger; by failing to obtain an independent entity to perform valuations of the assets to be acquired by the Company in the Merger; by agreeing to a transaction that benefits the Hughes Family at the expense of the Public Shareholders; by wasting corporate assets by purchasing assets in the Merger at an artificially high price; by relying on the Special Committee, which was not disinterested because of relationships with the Hughes Family and the participation of Hughes and others in the process to approve the Merger; by relying on Arthur Andersen and Robertson Stephens who were not independent and did not independently verify information; and by exposing the Company and its shareholders to the risks and detriments discussed under "Risk Factors" beginning on pages four and 17 of the Proxy Statement dated October 11, 1995.

         The Crandon Complaint appears to be based entirely on information disclosed in the Proxy Statement dated October 11, 1995 and in two published articles in the national press.

         Defendants believe that this lawsuit is completely without merit and intend to defend the action vigorously.